                                                                   EXHIBIT 10.92

                                                                  EXECUTION COPY

                         AGREEMENT OF SALE AND PURCHASE

                                     BETWEEN

                         4/33 BUILDING ASSOCIATES, L.P.

                                       AND

                          IMCLONE SYSTEMS INCORPORATED

                                  PERTAINING TO

                      33 CHUBB WAY, BRANCHBURG, NEW JERSEY

                            EXECUTED EFFECTIVE AS OF

                                  MARCH 1, 2002
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                         AGREEMENT OF SALE AND PURCHASE

            THIS AGREEMENT OF SALE AND PURCHASE (this "AGREEMENT") is entered into and effective for all purposes as of March 1, 2002 (the "EFFECTIVE DATE"), by and between 4/33 Building Associates, L.P., a New Jersey limited partnership ("SELLER") and ImClone Systems Incorporated a Delaware corporation ("PURCHASER").

            In consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.1 DEFINITIONS. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:

      "AFFILIATE" means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Purchaser or Seller, as the case may be. For the purposes of this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

      "AUTHORITIES" means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Seller, the Real Property, the Improvements, or any portion thereof.

      "BILLABLE OPERATING COSTS" has the meaning ascribed to such term in
Section 10.4(c).

      "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close.

      "CLOSING" means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.

      "CLOSING DATE" means the date on which the Closing occurs, which the parties anticipate will be on or about, but not prior to, May 15, 2002, or such later date to which Purchaser and Seller may hereafter agree in writing.

      "CLOSING STATEMENT" has the meaning ascribed to such term in Section 10.4(a).

      "CLOSING SURVIVING OBLIGATIONS" means the rights, liabilities and obligations set forth in Sections 3.2, 3.4, 5.5, 5.6, 8.1, 8.2, 10.4, 11.1,
12.1, 12.2, 16.1 and 17.2.
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      "CODE" has the meaning ascribed to such term in Section 4.3.

      "COMMITMENT" has the meaning ascribed to such term in Section 6.2.

      "CURE NOTICE" has the meaning ascribed to such term in Section 16.2.

      "DEED" has the meaning ascribed to such term in Section 10.3(a).

      "DOCUMENTS" has the meaning ascribed to such term in Section 5.2.

      "DUE DILIGENCE PERIOD" means the period that ends at 11:59 p.m. Eastern Time on March 1, 2002.

      "EARNEST MONEY DEPOSIT" has the meaning ascribed to such term in Section 4.1.

      "EFFECTIVE DATE" has the meaning ascribed to such term in the opening paragraph of this Agreement.

      "ENVIRONMENTAL LAWS" means all federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any Authorities and in effect as of the date of this Agreement with respect to or which otherwise pertain to or affect the Real Property or the Improvements, or any portion thereof, the use, ownership, occupancy, or operation of the Real Property or the Improvements or any portion thereof, or Seller, and as same have been amended, modified or supplemented from time to time prior to the date of this Agreement, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Hazardous Substances Transportation Act (49 U.S.C. Section 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984 ("RCRA"), the Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Clean Water Act (33 U.S.C. Section 1321 et seq.), the Solid Waste Disposal Act (42 U.S.C. Section 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. Section 7401 note, et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), comparable state and local laws, including but not limited to Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.) ("ISRA") and any and all rules and regulations which have become effective prior to the date of this Agreement under any and all of the aforementioned laws.

      "ESCROW HOLDER" means General Land Abstract Company, One Gateway Center, Suite 2503, Newark, New Jersey 07102 Attention: Gregory Kowalski.

      "EXISTING SURVEYS" has the meaning ascribed to such term in Section 6.1.


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      "GOVERNMENTAL REGULATIONS" means all laws, ordinances, rules and regulations of the Authorities applicable to Seller or the use or operation of the Real Property or the Improvements or any portion thereof.

      "HAZARDOUS SUBSTANCES" means all (a) asbestos, radon gas, electromagnetic waves, urea formaldehyde foam insulation and transformers or other equipment that contains dielectric fluid containing polychlorinated biphenyls, (b) any solid, liquid, gaseous or thermal contaminant, including smoke vapor, soot, fumes, acids, alkalis, chemicals, waste, petroleum products or byproducts, asbestos, PCBs, phosphates, lead or other heavy metals, chlorine, or radon gas,
(c) any solid or liquid wastes (including hazardous wastes), hazardous air pollutants, hazardous substances, hazardous chemical substances and mixtures, toxic substances, pollutants and contaminants, as such terms are defined in any Environmental Law, including, without limitation, the National Environmental Policy Act (42 U.S.C. Section 4321 et seq.), Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.) and (d) any other chemical, material or substance, the use or presence of which, or exposure to the use or presence of which, is prohibited, limited or regulated by any Environmental Laws.

      "IMPROVEMENTS" means all buildings, structures, fixtures, parking areas and improvements located on the Real Property.

      "LEASE SURRENDER" means the surrender of the Tenant Lease and the Property by the Tenant at Closing, as evidenced by the Acknowledgement of Lease Surrender to be entered into by the Purchaser and the Tenant, and which is intended to be delivered at the Closing.

      "LEASE SURRENDER AGREEMENT" means that certain Lease Surrender Agreement by and between Office Interiors, Inc. and ImClone Systems, Incorporated dated as of March 1, 2002.

      "LICENSEE PARTIES" has the meaning ascribed to such term in Section 5.1.

      "LICENSES AND PERMITS" means, collectively, all of Seller's right, title and interest, to the extent assignable, in and to licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by the Authorities in connection with the Real Property and the Improvements, together with all renewals and modifications thereof.

      "LOSSES AND DAMAGES" has the meaning ascribed to such term in Section 5.3(b).

      "OUTSIDE CLOSING DATE" means July 31, 2002.

      "PERMITTED EXCEPTIONS" means and includes all of the following: (a) zoning and building ordinances and land use regulations that apply to the Real Property and the Improvements; (b) the lien of taxes and assessments not yet due and payable; (c) such state of facts as would be disclosed by a physical inspection of the Real Property and the Improvements or an update to the Existing Survey;
(d) any exceptions caused by Purchaser, its agents, representatives or employees; (e) any matters deemed to constitute Permitted Exceptions under
Section 6.2(b). In no event shall the term "Permitted Exceptions" include any of the matters described in Section 6.2(c).


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      "PERMITTED OUTSIDE PARTIES" has the meaning ascribed to such term in
Section 5.2(b).

      "PERSONAL PROPERTY" means all of Seller's right, title and interest in and to the equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to, located in and used exclusively in connection with the ownership or operation of the Improvements other than the personal property described on EXHIBIT B attached hereto.

      "PROPERTY" has the meaning ascribed to such term in Section 2.1.

      "PROPERTY MANAGER" means The Gale Management Company, L.L.C., a Delaware limited liability company.

      "PRORATION ITEMS" has the meaning ascribed to such term in Section
10.4(a).

      "PURCHASE PRICE" has the meaning ascribed to such term in Section 3.1.

      "PURCHASER REPRESENTATION NOTICE" has the meaning ascribed to such term in
Section 16.2.

      "PURCHASER'S INFORMATION" has the meaning ascribed to such term in Section 5.2(c).

      "PURCHASER'S BROKER" has the meaning ascribed to such term in Section
11.1.

      "REAL PROPERTY" means that certain parcel of real property located at 33 Chubb Way, Township of Branchburg, Block 68.06 Lot 5, Somerset County, New Jersey, as more particularly described on EXHIBIT A attached hereto and made a part hereof, together with all of Seller's right, title and interest, if any, in and to the appurtenances pertaining thereto, including, but not limited to, Seller's right, title and interest in and to the adjacent streets, alleys and right-of-ways, and any easement rights, air rights, subsurface rights, development rights and water rights.

      "RECORDER'S OFFICE" means the land records of the Somerset County Clerk.

      "RECORDS AND PLANS" means, collectively: (i) applicable books and records, including, but not limited to, property operating statements, specifically relating to the Improvements; (ii) all structural reviews, architectural drawings and structural engineering, seismic, and architectural and environmental reports, studies and certificates pertaining to the Real Property or the Improvements; and (iii) all preliminary, final and proposed plans, specifications and drawings of the Improvements or the Real Property or any portion thereof. The term "Records and Plans" shall not include: (1) any document or correspondence which would be subject to the attorney-client privilege; (2) any document or item which Seller is contractually or otherwise bound to keep confidential; (3) any documents pertaining to the marketing of the Property for sale to prospective purchasers; (4) any internal memoranda, reports or assessments of Seller, Seller's Affiliates, relating to Seller's valuation of the Property; and (5) appraisals of the Property whether prepared internally by Seller or Seller's Affiliates or externally.

      "RENTALS" means fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include Tenant's prorata share of building operation and maintenance costs and


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expenses as provided for under the Tenant Lease, to the extent the same exceeds any expense stop specified in such Tenant Lease, if applicable), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, park charges applicable to the Real Property, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable by Tenant under the Tenant Lease or from other occupants or users of the Property, but excluding amounts received for Billable Operating Costs for the calendar year in which Closing occurs. Rentals are "DELINQUENT" when they were due prior to the Closing Date and payment thereof has not been made on or before the Closing Date.

      "RENT ROLL" has the meaning ascribed to such term in Section 5.2(a).

      "REPORTING PERSON" has the meaning ascribed to such term in Section 4.3.

      "SELLER REPRESENTATION NOTICE" has the meaning ascribed to such term in
Section 16.2.

      "SERVICE CONTRACTS" means all service agreements, maintenance contracts, equipment leasing agreements, and other contracts for the provision of labor, services, materials or supplies relating solely to the Real Property, the Improvements or the Personal Property and under which Seller is currently paying for services rendered in connection with or receiving revenues from the Property, as listed and described on EXHIBIT C attached hereto, together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1(e). All leasing, listing, and property management agreements will be terminated at the Closing and excluded from such term. Purchaser has requested, and Seller has agreed, that all Service Contracts be terminated as of the Closing Date.

      "SIGNIFICANT PORTION" means damage by fire or other casualty to the Real Property and the Improvements or a portion thereof requiring repair costs in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00).

      "TENANT DEPOSIT" means the Letter of Credit deposited with Seller, as landlord, or any other person on Seller's behalf, by the Tenant as the security deposit under the Tenant Lease Seller will produce the original Letter of Credit at Closing and return the original Letter of Credit to Tenant in connection with the Lease Surrender, unless Seller has to draw on the Letter of Credit prior to Closing for Tenant's failure to pay amounts due under the Tenant Lease.

      "TENANT LEASE" means (i) the written lease, rental agreements or occupancy agreements, and all written renewals, amendments, modifications and supplements thereto, together with (ii) any renewals and modifications thereof for the single tenant of the building, Office Interiors, Inc., d/b/a Dancker Sellew & Douglas.

      "TENANT" means Office Interiors, Inc., d/b/a Dancker Sellew & Douglas, and all persons or entities leasing, renting or occupying space within the Improvements pursuant to the Tenant Lease, but expressly excludes any subtenants, licensees, concessionaires, franchisees or other persons or entities whose occupancy is derived through Tenant.

      "TERMINATION NOTICE" has the meaning ascribed to such term in Section 5.4.


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      "TERMINATION SURVIVING OBLIGATIONS" means the rights, liabilities and obligations set forth in Sections 5.2, 5.3, 5.6, 10.01(d), 11.1, 12.1, and 12.2,
Article XIII and Section 17.2.

      "TITLE COMPANY" means General Land Abstract Company, as agent for First American Title Insurance Company .

      "TITLE DOCUMENTS" has the meaning ascribed to such term in Section 6.2(a).

      "TITLE OBJECTION" and "TITLE OBJECTIONS" have the meaning ascribed to such terms in Section 6.2(a).

      "TITLE POLICY" has the meaning ascribed to such term in Section 6.3.

      "TO SELLER'S KNOWLEDGE" means the present actual (as opposed to constructive or imputed) knowledge solely of Joseph Adamo as of the Effective Date, and recertified to the Closing Date, without any independent investigation or inquiry whatsoever.

      SECTION 1.2 REFERENCES; EXHIBITS AND SCHEDULES. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words "herein," "hereof," "hereinafter" and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.

                                   ARTICLE II
                         AGREEMENT OF PURCHASE AND SALE

      SECTION 2.1 AGREEMENT. Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, all of the following (collectively, the "PROPERTY"):

      (a) the Real Property;

      (b) the Improvements;

      (c) the Personal Property, if any;

      (d) all of Seller's right, title and interest, if any, in, to and under the Licenses and Permits;

      (e) all of Seller's right, title and interest, if any, to the extent assignable or transferable, in and to all names, trade names and logos used by Seller exclusively in the operation and identification of the Improvements;

      (f) all of Seller's right, title and interest, if any, to the extent assignable or transferable, in and to all other intangible rights, titles, interests, privileges and appurtenances


                                       6
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owned by and related to or used exclusively in connection with the ownership, use or operation of the Real Property or the Improvements; and

      (g) the Records and Plans, but only to the extent such Records and Plans are in the possession or control of Seller, its Affiliates or the Property Manager.

                                   ARTICLE III
                                  CONSIDERATION

      SECTION 3.1 PURCHASE PRICE. The purchase price for the Property (the "PURCHASE PRICE") will be Three Million Nine Hundred Eighty Five Thousand and No /100 Dollars ($3,985,000.00) in lawful currency of the United States of America, payable as provided in Section 3.3.

      SECTION 3.2 ASSUMPTION OF OBLIGATIONS. As additional consideration for the purchase and sale of the Property, at Closing, Purchaser will assume and agree to discharge, perform and comply with each and every liability, duty, covenant, or obligation of Seller resulting from, arising out of, or in any way related to the Licenses and Permits and arising on or after the Closing Date; provided, however, nothing contained in this Section 3.2 shall relieve or release Seller from its covenants set forth in Section 7.1(a). Purchaser hereby indemnifies and holds Seller harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) asserted against or incurred by Seller and arising out of the failure of Purchaser to perform its obligations pursuant to this Section 3.2. Seller hereby indemnifies and holds Purchaser harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) asserted against or incurred by Purchaser and arising out of the failure of Seller to perform its obligations pursuant to the Tenant Lease, any Service Contract or any of the Licenses and Permits which shall have arisen prior to the Closing Date The provisions of this Section 3.2 will survive the Closing without limitation.

      SECTION 3.3 METHOD OF PAYMENT OF PURCHASE PRICE. As and when set forth in
Section 10.2, Purchaser will deposit in escrow with the Title Company the Purchase Price (subject to adjustments described in Section 10.4), together with all other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Title Company. Provided Seller has timely performed all of its obligations under this Agreement (unless otherwise expressly waived by Purchaser) and that all of the conditions to Purchaser's performance under this Agreement have been satisfied (unless otherwise expressly waived by Purchaser), no later than 2:00 p.m. Eastern Time on the Closing Date, Purchaser will authorize the Title Company to (a) pay to Seller by Federal Reserve wire transfer of immediately available funds to an account to be designated by Seller, the Purchase Price (subject to adjustments described in Section 10.4), less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, and (b) pay to all appropriate payees the other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement. Provided Purchaser has timely performed all of its obligations under this Agreement (unless otherwise


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expressly waived by Seller) and that all of the conditions to Seller's performance under this Agreement have been satisfied (unless otherwise expressly waived by Seller), no later than 2:00 p.m. Eastern Time on the Closing Date, Seller will direct the Title Company to pay to the appropriate payees out of the proceeds of Closing payable to Seller all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement.

      SECTION 3.4 NO TENANCY. The Seller and the Purchaser expressly agree that the Tenant's surrender of the Leased Premises (as that term is defined in the Lease Surrender Agreement) on the earlier of the Date upon which the Tenant surrenders the Tenant Lease to Purchaser under the Lease Surrender Agreement or the Closing Date pursuant to the terms of the Lease Surrender Agreement will not create a landlord-tenant relationship between Purchaser and Seller, and that neither party will make any claim against the other arising out of or relating to any purported landlord-tenant relationship. This provision shall survive Closing.

                                   ARTICLE IV
                              EARNEST MONEY DEPOSIT

      SECTION 4.1 THE DEPOSIT. On or before the date that is three (3) Business Days after the execution and delivery of this Agreement, Purchaser will deposit with the Escrow Holder, in good funds immediately collectible by the Escrow Holder, the sum of Three Hundred Thousand and No/100 Dollars ($300,000.00) (together with all interest earned thereon, the "EARNEST MONEY Deposit").

      SECTION 4.2 ESCROW INSTRUCTIONS. The Earnest Money Deposit shall be held in escrow by the Escrow Holder in accordance with the terms and provisions of an escrow agreement by and among the Escrow Holder, Seller and Purchaser, the form of which is attached hereto and made a part hereof as EXHIBIT D.

      SECTION 4.3 DESIGNATION OF REPORTING PERSON. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (the "CODE"), and any related reporting requirements of the Code, the parties hereto agree as follows:

      (a) Provided the Escrow Holder shall execute a statement in writing (in form and substance reasonably acceptable to the parties hereunder) pursuant to which it agrees to assume all responsibilities for information reporting required under Section 6045(e) of the Code, Seller and Purchaser shall designate the Escrow Holder as the person to be responsible for all information reporting under Section 6045(e) of the Code (the "REPORTING PERSON"). If the Escrow Holder refuses to execute a statement pursuant to which it agrees to be the Reporting Person, Seller and Purchaser shall agree to appoint another third party, acceptable to Seller and Purchaser in their reasonable discretion, as the Reporting Person.

      (b) Seller and Purchaser each hereby agree:

            (i) to provide to the Reporting Person all information and certifications regarding such party as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and


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            (ii) to provide to the Reporting Person such party's taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.

      (c) Each party hereto agrees to retain this Agreement for not less than four years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.

      (d) The addresses for Seller and Purchaser are as set forth in Section
14.1 hereof, and the real estate subject to the transfer provided for in this Agreement is described in EXHIBIT A.

                                    ARTICLE V
                             INSPECTION OF PROPERTY

      SECTION 5.1 ENTRY AND INSPECTION.

      (a) From and after the Effective Date until the expiration of the Due Diligence Period, but subject to the provisions of this Section 5.1 and subject to the obligations set forth in Section 5.3 below, Seller will permit Purchaser and its authorized agents, consultants, representatives, and lenders (the "LICENSEE PARTIES") the right to enter upon the Real Property and Improvements at all reasonable times during normal business hours to perform inspections of the Property, including a Phase I evaluation, and communicate with the Tenant. Purchaser will provide to Seller notice of the intention of Purchaser or the other Licensee Parties to enter the Real Property and/or Improvements at least 48 hours prior to such intended entry to conduct the Phase I and specify the intended purpose therefor and the inspections and examinations contemplated to be made. Notwithstanding anything to the contrary contained herein, no physical testing or sampling shall be conducted during any such entry by Purchaser or any Licensee Party upon the Real Property without Seller's specific prior written consent, which consent may not be unreasonably withheld, delayed or conditioned. Solely as an accommodation to Purchaser in connection with Purchaser's contemplated ownership the Property and operation of the Property following the Closing and provided Purchaser has not exercised its right to terminate this Agreement pursuant to Section 5.4, Purchaser shall have the right, after the expiration of the Due Diligence Period, to continue to conduct examinations, inspections, tests, studies and investigations regarding the Property provided that Purchaser complies with the provisions of this Agreement and provided further that such continuing inspection right shall not give, and Purchaser acknowledges that Purchaser shall not have any right to terminate this Agreement on account of the results of any examinations, inspections, tests, studies, or investigations regarding the Property or on account of the failure to obtain financing for the consummation of the transactions contemplated by this Agreement after the expiration of the Due Diligence Period.

      (b) Subject to the obligations set forth in Section 5.3 below, the Licensee Parties shall have the right to communicate directly with the Authorities for any good faith reasonable purpose in connection with this transaction contemplated by this Agreement. Purchaser shall be

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free to request copies of building permits, certificates of occupancy and approved site plans and zoning compliance letters or certificates from the Authorities without prior written notice to Seller.

      SECTION 5.2 DOCUMENT REVIEW.

      (a) Throughout the Due Diligence Period and, if this Agreement is not terminated, thereafter (but subject to Section 5.1 above), Purchaser and its authorized agents or representatives will have the opportunity to review, inspect, examine, analyze, verify and photocopy, at the office of Seller, all non-privileged, non-confidential and/or non-proprietary documents and materials relating to the Property that are in Seller's possession or control (collectively, the "DOCUMENTS"), including (without limitation) the following:
(i) assessments (special or otherwise) and ad valorem and personal property tax bills; (ii) the most current rent roll for the Real Property and the Improvements (the "RENT ROLL"); (iii) operating statements for the Property for calendar year 1999, calendar year 2000 and the first ten (10) months of calendar year 2001; and (iv) copies of the Tenant Lease, the Service Contracts, the Licenses and Permits, and the Records and Plans. Notwithstanding the foregoing, in no event shall Purchaser be entitled to review, inspect, examine, analyze, verify or photocopy any materials relating to Seller's proposed sale of the Property to, or negotiations with, Purchaser or with any other proposed prior purchaser of the Property.

      (b) Purchaser acknowledges that any and all of the Documents may be proprietary and confidential in nature and have been provided to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Subject only to the provisions of Article XII, Purchaser agrees not to disclose the contents of the Documents, or any of the provisions, terms or conditions contained therein, to any party outside of Purchaser's organization other than its attorneys, partners, accountants, consultants, advisors, lenders or investors (collectively, the "PERMITTED OUTSIDE PARTIES"). Purchaser further agrees that within its organization, or as to the Permitted Outside Parties, the Documents will be disclosed and exhibited only to those persons within Purchaser's organization or to those Permitted Outside Parties who are responsible for, advising with respect to, or determining the feasibility of, Purchaser's acquisition of the Property. Purchaser further acknowledges that the Documents and other information relating to the leasing arrangements between Seller or its Affiliates and the Tenant or prospective tenants are proprietary and confidential in nature. Purchaser agrees not to divulge the contents of such Documents and other information except in strict accordance with the confidentiality standards set forth in this Section 5.2 and Article XII and agrees to notify all of the Permitted Outside Parties of the restrictions set forth in this Section 5.2(b). In permitting Purchaser and the Permitted Outside Parties to review the Documents or information to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller, and any such claims are expressly rejected by Seller and waived by Purchaser. Notwithstanding the foregoing, Seller acknowledges that Purchaser is a publicly traded corporation, and as such, Purchaser may disclose the transaction contemplated by this Agreement in public filings with governmental agencies, as required by law.

      (c) Purchaser will use its best efforts to return to Seller all copies Purchaser and the Permitted Outside Parties have made of the Documents and all copies of any studies, reports or test results regarding any part of the Property obtained by Purchaser, before or after the execution of this Agreement, in connection with Purchaser's inspection of the Property (collectively, "PURCHASER'S INFORMATION") not later fifteen (15) days following the time this Agreement is terminated for any reason.

      (d) Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to Seller's ownership of the Property. Purchaser hereby acknowledges that, except as expressly provided in Section 8.1 below, Seller has not made and does not make any representation or warranty regarding the truth, accuracy or completeness of the Documents or the sources thereof. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents.

      (e) Notwithstanding any provision of this Agreement to the contrary, no termination of this Agreement will terminate Purchaser's obligation pursuant to this Section 5.2.

      SECTION 5.3 ENTRY AND INSPECTION OBLIGATIONS.

      (a) Purchaser agrees that in entering upon and inspecting or examining the Property and communicating with the Tenant, Purchaser and the other Licensee Parties will not: disturb the Tenant or interfere with its use of the Property pursuant to the Tenant Lease; interfere with the operation and maintenance of the Real Property or Improvements; damage any part of the Real Property, the Improvements, or any personal property owned or held by the Tenant or any other person or entity; injure or otherwise cause bodily harm to Seller or the Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; permit any liens to attach to the Real Property by reason of the exercise of Purchaser's rights under this Article V; communicate with the service providers except as provided in this Article V; or reveal or disclose any information obtained concerning the Property and the Documents to anyone outside Purchaser's organization, except in accordance with the confidentiality standards set forth in Section 5.2(b) and Article XII. If testing or sampling are consented to by Seller, Purchaser, at its sole cost, shall promptly repair and/restore the Property. In connection with Purchaser's inspections, examinations, and testing or sampling to the extent consented to by Seller, of the Property, Purchaser will: (i) maintain commercial general liability (occurrence) insurance on terms and amounts reasonably satisfactory to Seller covering any accident arising in connection with the presence of Purchaser or the other Licensee Parties on the Real Property or Improvements, and deliver a certificate of insurance verifying such coverage to Seller prior to entry upon the Real Property or Improvements; (ii) promptly pay when due the fees and costs of all entry and inspections, examinations, consented to testing or sampling done by Purchaser with regard to the Property; and (iii) restore the Real Property, the Improvements, and the Personal Property to the condition in which the same were found before any such entry upon the Real Property and inspection, examination, consented to testing or sampling was undertaken. Nothing contained in this Section 5.3 shall be deemed or construed as Seller's consent to any physical testing or sampling with respect to the Property without compliance with the provisions of this Article V.

      (b) Purchaser hereby indemnifies, defends and holds Seller and its members, partners, directors, officers, other principals, agents, employees, successors and assigns harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, obligations to third parties, together with all losses, penalties, costs and expenses relating to any of the foregoing (including, but not limited to, court costs and reasonable attorneys' fees) (collectively referred to in this Section 5.3(b) as "LOSSES AND DAMAGES") arising out of any inspections, investigations, examinations, sampling or tests that have been or will be conducted by Purchaser or any Licensee Party, whether prior to or after the date hereof, with respect to the Property or any violation of the provisions of this Section 5.3 (excluding any Losses and Damages incurred or suffered by Seller as a result of Purchaser's discovery of any information or condition regarding the Property or relating to the results of any such inspections, investigations, examinations, samplings or tests (except to the extent Purchaser violates the terms of this Agreement in obtaining or disseminating such discovery or the information related thereto)).

      (c) Notwithstanding any provision of this Agreement to the contrary, no termination of this Agreement will terminate Purchaser's obligations pursuant to this Section 5.3.

      SECTION 5.4 TERMINATION. Purchaser, in its sole and absolute discretion, by giving Seller written notice, in accordance with the provisions of Section 14.1, on or prior to the expiration of the Due Diligence Period (the "TERMINATION Notice"), may elect to terminate this Agreement and its obligations hereunder for any reason or no reason, in Purchaser's sole discretion, without further liability except for the Termination Surviving Obligations. If Purchaser fails to give Seller the Termination Notice prior to the expiration of the Due Diligence Period, then Purchaser shall be deemed to have elected to waive its rights to terminate this Agreement pursuant to this Section 5.4. If Purchaser timely elects to terminate this Agreement pursuant to this Section 5.4, the Earnest Money Deposit shall be refunded to Purchaser, upon Purchaser's unilateral written instructions to the Escrow Holder prior to the expiration of the Due Diligence Period, Purchaser shall promptly return the Purchaser's Information to Seller, and this Agreement shall terminate and be of no further force or effect except for the Termination Surviving Obligations.

      SECTION 5.5 SALE "AS IS". THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER. THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER, AND PURCHASER HAS CONDUCTED OR WILL CONDUCT TO THE EXTENT DEEMED NECESSARY OR APPROPRIATE BY PURCHASER, ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN THE MATTERS REPRESENTED IN SECTIONS 7.3, 8.1 AND 11.1 HEREOF, BY WHICH ALL OF THE FOLLOWING PROVISIONS OF THIS SECTION 5.5 ARE LIMITED, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER'S AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE. SELLER SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OF ITS AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER OTHER THAN THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN SECTIONS 7.3,
8.1 and 11.1 OF THIS AGREEMENT, AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE , TO OR THE MAINTENANCE, REPAIR,

CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING, BUT NOT LIMITED TO, (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (e) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY, (f) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY AND
(g) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS", WITH ALL FAULTS. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate, and that it is relying on Seller's express representations and warranties set forth in Sections 7.3, 8.1 and 11.1 of this Agreement and on its own expertise and that of the Permitted Outside Parties in purchasing the Property. Prior to the date hereof and during the Due Diligence Period, Purchaser has conducted and may conduct such inspections, investigations and other independent examinations of the Property and related matters as Purchaser deemed necessary, including, but not limited to, the physical and environmental conditions thereof, and will rely upon same and not upon any statements of Seller (excluding the matters expressly represented by Seller in Sections 7.3, 8.1 and 11.1 hereof) or of any officer, director, employee, agent or attorney of Seller. Purchaser acknowledges that all information obtained by Purchaser was obtained from a variety of sources and Seller will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Documents or other such information heretofore or hereafter furnished to Purchaser, except as expressly represented in Sections 7.3, 8.1 and 11.1 hereof. Upon Closing Purchaser will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser's inspections and investigations; provided, however, that the foregoing shall not constitute a waiver of any false or misleading representation or warranty expressly made by Seller in Sections 7.3, 8.1 and 11.1 herein. Purchaser acknowledges and agrees that upon Closing, Seller will sell and convey to Purchaser, and Purchaser will accept the Property, "AS IS, WHERE IS," with all faults. Purchaser further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Seller, any agent of Seller or any third party. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Purchaser acknowledges that the Purchase Price reflects the "as is, where is" nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. Purchaser, with Purchaser's counsel, has fully reviewed the disclaimers and waivers set forth in this Agreement, and understands the significance and effect thereof. Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement, and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimer and other agreements set forth in this Agreement. The terms and conditions of this Section 5.5 will expressly survive the Closing, will not merge with the provisions of any closing documents and will survive recordation of the Deed.

      SECTION 5.6 PURCHASER'S RELEASE OF SELLER.

      (a) Seller is hereby released from all responsibility and liability to Purchaser regarding the condition (including the presence in the soil, air, structures, and surface and subsurface waters of Hazardous Substances or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations, or guidelines), valuation, salability or utility of the Property, or is suitability for any purpose whatsoever except to the extent that such responsibility or liability is the result of the material inaccuracy (if any) of Seller's representation under
Section 8.1(j) hereof. Notwithstanding any other provisions of this Agreement, nothing herein shall be deemed or construed to prohibit Purchaser from (i) impleading or joining Seller as a third party defendant or co-defendant in any action, suit, hearing, or other proceeding instituted by any third party or any Authorities with respect to any claim against Purchaser or Seller arising from any environmental condition at the Real Property which shall have existed or is alleged to have existed while Seller shall have been the owner or operator of the Property (an "ENVIRONMENTAL ACTION") and (ii) seeking to enforce the payment, by Seller, of its portion of any joint and several non-appealable final judgment against Seller and Purchaser arising from or as a result of any such Environmental Action.

      (b) Purchaser acknowledges that it has inspected and/or has or will have the opportunity to inspect the Property, observed and/or has or will have the opportunity to observe its physical characteristics and existing conditions, and had or has or will have the opportunity to conduct such investigation and study on and of the Property and adjacent areas as Purchaser deemed or deems necessary. Subject to Seller's responsibility for any breach of the warranties and representations contained in Sections 7.3, 8.1 and 11.1 of this Agreement and subject to the provisions of the last sentence of Section 5.6(a), Purchaser hereby waives any and all objections to or complaints (including, but not limited to, actions based on federal, state or common law and any private right of action under CERCLA, RCRA, ISRA or any other state and federal law to which the Property is or may be subject) regarding physical characteristics and existing conditions, including, without limitation, structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Substances on, under, adjacent to or otherwise affecting the Property. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property, and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Substances or other contaminants, may not be revealed by its investigation.

      (c) The provisions of this Section 5.6 shall survive either (i) the Closing and the recordation of the Deed, and shall not be deemed merged into the Deed upon its recordation, or (ii) any termination of this Agreement.

      SECTION 5.7 ISRA. The Seller acknowledges and agrees that the Seller shall be responsible to take all necessary and required action in connection with, arising from or relating to compliance with the provisions of any Environmental Laws in connection with the sale and conveyance of the Property to the Purchaser. Notwithstanding the foregoing, Purchaser has entered into a Lease Surrender Agreement with Tenant dated as of March 1, 2002, in which agreement, Tenant has agreed to submit an Application/Affidavit to the New Jersey Department of Environmental Protection ("NJDEP") requesting a letter of non-applicability from NJDEP (the "LNA") for the Real Property. The Seller shall cooperate with Tenant to complete the Application/Affidavit and Tenant shall deliver a copy of the LNA, together with a copy of the Application/Affidavit in request therefor, to the Purchaser at or prior to Closing.

      If Tenant or Seller is unable to obtain the LNA, Purchaser shall have the option of (i) terminating this Agreement and receiving a return of the Earnest Money Deposit, and thereafter, neither party shall have any remaining obligations under this Agreement, except for the Termination Surviving Obligations or (ii) continuing with the purchase of the Property.

                                   ARTICLE VI
                            TITLE AND SURVEY MATTERS

      SECTION 6.1 SURVEY. Prior to the execution and delivery of this Agreement, Seller has delivered to Purchaser a copy of that certain survey of the Real Property and the Improvements commonly referred to as 33 Chubb Way prepared by Parker Engineering & Surveying P.C. dated August 1, 1997, last revised October 22, 1997, bearing International Land Services, Inc. job no. 97-07-32:025,. Said survey, together with and any modification, update or recertification thereof which Purchaser elected to obtain, are herein referred to as the "EXISTING SURVEY". Seller shall not have any obligation to obtain any modification, update or recertification of the Existing Survey. Should Purchaser obtain its own survey and should Purchaser wish Seller to utilize its surveyor's metes and bounds description on the Deed, then Purchaser shall have such description certified to Seller and its attorney.

      SECTION 6.2 TITLE COMMITMENT.

      (a) Purchaser shall cause the Title Company to furnish to Purchaser (i) a preliminary title report or title commitment (the "COMMITMENT") and (ii) copies of all recorded documents referred to on Schedule B of the Commitment as exceptions to coverage (the "TITLE DOCUMENTS").

      (b) Purchaser shall have the right to object in writing to any matters shown on the Commitment or disclosed by the Title Documents, the Existing Survey or any updated or subsequent survey that are not Permitted Exceptions (individually, a "TITLE OBJECTION" and collectively, the "TITLE OBJECTIONS") prior to the date which is the tenth (10th) Business Day following the execution and delivery of this Agreement. Purchaser shall have the further right to order a run-down title examination prior to Closing, and to submit to Seller any Title Objection which may have arisen since the initial Commitment. Unless Purchaser shall timely object to any exceptions or matters shown on or disclosed by the Title Commitment, the Title Documents, the Existing Survey or any updated or subsequent survey, all such exceptions and matters (other than exceptions relating to the matters described in Section 6.2(c)) shall be deemed to constitute additional Permitted Exceptions. Seller may elect (but, subject to Section 6.2(c), shall not be obligated) to remove or cause to be removed, at Seller's expense, any Title Objections, and shall be entitled to a reasonable adjournment of the Closing (not to exceed thirty (30) days) for the purpose of such removal. Seller shall notify Purchaser in writing within ten (10) days after receipt of Purchaser's notice of Title Objections whether Seller elects to remove same. If Seller fails to provide such notice, Seller shall be deemed to have elected not to cure such Title Objections. If Seller is unable to remove any Title Objections in a manner acceptable to Purchaser (in Purchaser's reasonable discretion), prior to the Closing, or if Seller elects not to remove one or more Title Objections, Purchaser may elect, as its sole and exclusive remedy therefor, to either (i) terminate this Agreement by giving written notice to Seller on or before the earlier of the date that is three (3) Business Days after receipt of Seller's notice or three (3) Business Days after the expiration of the foregoing ten (10) day period, in which event the Earnest Money Deposit shall be paid to Purchaser, upon Purchaser's unilateral written instructions to the Escrow Holder within the foregoing time period, Purchaser shall return the Purchaser's Information to Seller, and thereafter the parties shall have no further rights or obligations hereunder except for the Termination Surviving Obligations or (ii) waive such Title Objections, in which event such Title Objections shall be deemed additional "Permitted Exceptions" and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. If before the end of the period set forth in (i) above, Purchaser fails to give Seller and Escrow Agent such written notice, then Purchaser shall be deemed to have elected to take title to the Real Property subject to such Title Objections pursuant to Section 6.2(b)(ii).

      (c) Notwithstanding any provision of this Section 6.2 to the contrary, Seller will be obligated, prior to or at the Closing, to cure exceptions to title to the Property relating to (i) liens and security interests securing the loan from GELCO Corporation to Seller, (ii) any other monetary liens or security interests against Seller's interest in the Property (including, without limitation mechanics' liens, judgment liens and tax liens against Seller's interest in the Property), (iii) all taxes and assessments due and payable for any period prior to the Closing, and (iv) any exception to title created after the effective date of the Commitment that has not been consented to by Purchaser.

      SECTION 6.3 TITLE INSURANCE. At Closing, the Title Company shall issue to Purchaser or be irrevocably committed to issue to Purchaser an owner's policy of title insurance on a currently available ALTA Owner's Policy of Title Insurance in accordance with the terms of the Commitment, in the amount of the Purchase Price, insuring that fee simple title to the Real Property and the Improvements is good and marketable and vested in Purchaser subject only to the Permitted Exceptions (the "TITLE POLICY"), which Title Policy shall be issued at ordinary rates. Purchaser shall be entitled to request that the Title Company provide such other endorsements (or amendments) to the Title Policy as Purchaser may reasonably require, provided that (a) such endorsements or amendments shall be at no cost to, and shall impose no additional liability on, Seller, other than such liability as shall result from the Affidavit of Title to be delivered at Closing, (b) Purchaser's obligations under this Agreement shall not be conditioned upon Purchaser's ability to obtain such endorsements and, if Purchaser is unable to obtain such endorsements, Purchaser shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Purchaser's request for such endorsements.

                                   ARTICLE VII
                           INTERIM OPERATING COVENANTS

      SECTION 7.1 INTERIM OPERATING COVENANTS. Seller covenants to Purchaser that Seller will:

      (a) OPERATIONS. From the Effective Date until the earlier of the termination of this Agreement or Closing, continue to or cause to continue to operate, manage and maintain the Improvements in the ordinary course of Seller's business and substantially in accordance with Seller's present practice, subject to ordinary wear and tear and further subject to Article IX of this Agreement;

      (b) MAINTAIN INSURANCE. From the Effective Date until the earlier of the termination of this Agreement or Closing, maintain, or cause to be maintained, fire and extended coverage insurance on the Property which is at least equivalent in all material respects to the insurance policies covering the Real Property and the Improvements as of the Effective Date;

      (c) COMPLY WITH GOVERNMENTAL REGULATIONS. From the Effective Date until the earlier of the termination of this Agreement or Closing, comply in all material respects with all Governmental Regulations applicable to the Property, it being understood and agreed that prior to Closing Seller will have the right to contest any such Governmental Regulations, and Seller shall not knowingly take any action that would result in a failure to so comply;

      (d) LEASES. From the Effective Date until the earlier of the termination of this Agreement or the Closing, not enter into any new lease, or any amendment to the Tenant Lease or terminate the Tenant Lease, without the prior written consent of Purchaser;

      (e) SERVICE CONTRACTS. From the Effective Date until the earlier of the termination of this Agreement or Closing, not enter into any service contract unless such service contract is terminable on thirty (30) days' notice without penalty or unless Purchaser consents thereto in writing (and thereby automatically agrees to assume at Closing); and

      (f) NOTICES. To the extent received by Seller, from the Effective Date until the earlier of the termination of this Agreement or Closing, promptly deliver to Purchaser copies of written default notices, notices of lawsuits, written threats to initiate lawsuits, and notices of violations affecting the Property.

      SECTION 7.2 Intentionally deleted

      SECTION 7.3 SERVICE CONTRACTS. Seller hereby agrees to provide a notice of termination to the applicable service provider under all Service Contracts in a timely manner such that the Service Contracts shall terminate on or before the Closing Date. Seller shall have no obligation to replace any of the Service Contracts, such obligation to be the sole responsibility of Purchaser. The existing management agreement between Property Manager and Seller shall be deemed to automatically terminate upon the sale of the Property and Purchaser has no obligations with respect thereto. In accordance with the definition of Service Contracts, the Property Manager's management agreement shall be not be provided to Purchaser.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

      SECTION 8.1 SELLER'S REPRESENTATIONS AND WARRANTIES. The following, together with the representations and warranties set forth in Sections 7.3 and 11.1, constitute the sole representations and warranties of Seller. Subject to the limitations set forth in Article XVI of this Agreement, Seller represents and warrants to Purchaser the following:

      (a) STATUS. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of New Jersey.

      (b) AUTHORITY AND CONSENTS. Seller has the full power and authority to execute and deliver this Agreement and perform its obligations hereunder and under all documents delivered pursuant to this Agreement. The execution and delivery of this Agreement and the performance of Seller's obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, subject to equitable principles and principles governing creditors' rights generally. No consent, waiver, approval or authorization is required from any person or entity (that has not already or will not be obtained prior to Closing) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby. Seller has obtained general partner approval for the sale on the terms and conditions set forth herein but has not yet obtained the necessary consent of a majority in interest of certain minority partners of the Seller. Accordingly, the validity of this representation and the consummation of the Closing shall be conditioned upon and subject to Seller's receipt of such partner approval, which if not obtained prior to Closing, shall entitle (i) the parties to adjourn the Closing Date until any mutually acceptable date up to and including the Outside Closing Date or (ii) Purchaser, at its sole election, to terminate this Agreement. In the event that the parties adjourn the Closing Date pursuant to this Section 8.1(b), Seller shall reimburse Purchaser for any payments made to Tenant up to the date of Closing from Purchaser pursuant to Section 7(d) of the Lease Surrender Agreement. In the event that Purchaser terminates this Agreement due to Seller's failure to obtain such minority partner approval prior to the Closing Date or any adjourned Closing Date pursuant to this Section 8.1(b), Seller shall (i) return the Deposit, together with all interest earned thereon, to Purchaser; (ii) reimburse Purchaser for the Deposit pursuant to the Lease Surrender Agreement and (iii) reimburse Purchaser for any payments actually paid from Purchaser to Tenant pursuant to Section 7(d) of the Lease Surrender Agreement. Reimbursement payments due from Seller to Purchaser pursuant to this
Section 8.1(b) shall be due and payable within three (3) business days of Seller's receipt of written proof of Purchaser's payment to Tenant under the Lease Surrender Agreement.

      (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organic documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.

      (d) SUITS AND PROCEEDINGS. Except as listed in EXHIBIT G, there are no legal actions, suits or similar proceedings pending and served, or to Seller's Knowledge, threatened against Seller or the Property, which are not adequately covered by existing insurance or, if adversely determined, would adversely affect the value of the Property, the continued operations thereof, or Seller's ability to consummate the transactions contemplated hereby. There are no legal actions, suits or similar proceedings related to the condemnation of all or any portion of the Property pending and served, or to Seller's Knowledge threatened against the Property.

      (e) NON-FOREIGN ENTITY. Seller is not a "foreign person" or "foreign corporation" as those terms are defined in the Code and the regulations promulgated thereunder.

      (f) TENANT. As of the Effective Date, the Tenant, as set forth on EXHIBIT H attached hereto, constitutes all of the Tenants from whom Seller is currently accepting rental payments. There are no written leases or occupancy agreements affecting the Property to which Seller is a party or of which Seller has knowledge with any parties other than with the Tenant listed on EXHIBIT H.

      (g) SERVICE CONTRACTS. To Seller's Knowledge, none of the service providers listed on EXHIBIT C is in default under any Service Contract. To Seller's Knowledge, the Documents made available to Purchaser pursuant to
Section 5.2 hereof include copies of all Service Contracts listed on EXHIBIT C under which Seller is currently paying for services rendered in connection with the Property.

      (h) NO VIOLATIONS. To Seller's Knowledge, Seller has not received prior to the Effective Date any written notification from an Authority (i) that the Real Property or the Improvements are in violation of any applicable fire, health, building, use, occupancy or zoning laws or (ii) that any work is required to be done upon or in connection with the Real Property or the Improvements where such work remains outstanding and, if unaddressed would become a violation of law or have an adverse affect on the use of the Real Property and the Improvements as currently owned and operated.

      (i) INSURANCE. To Seller's Knowledge, Seller has not received any written notice from any insurance company or board of fire underwriters of any defects or inadequacies in or on the Real Property or the Improvements or any part or component thereof that would adversely affect the insurability of the Real Property or the Improvements or cause any increase in the premiums for insurance for the Real Property or the Improvements. The Real Property is located in a flood zone and Federal Flood insurance is available.

      (j) ENVIRONMENTAL. To Seller's Knowledge, Seller has not received written notice of violation of any Environmental Law from any Authorities or from any contiguous property owner.

      (k) BANKRUPTCY. Seller is not in the hands of a receiver, and Seller has not committed any act of bankruptcy or insolvency.

      (l) SPECIAL ASSESSMENTS. To Seller's Knowledge, no special assessments have been levied or are threatened or pending against all or any part of the Property.

      (m) PROPERTY RIGHTS. There are no leases, occupancy agreements or similar agreements giving any person or entity any post-Closing rights to use, occupy or operate on the property or any portion thereof or otherwise affecting or relating to the Property other than the Leases .

      (n) RIGHTS TO PURCHASE. There are no options or other written agreements with respect to the sale of all or any part of the Property, and no person or entity has any option, right of first refusal or right of first offer to purchase all or any part of the Property, which will not be discharged or waived prior to or at the time of Closing.

      (o) MATERIAL LATENT DEFECTS. To Seller's Knowledge, there are no material latent defects affecting the Property.

      (p) UNDERGROUND STORAGE TANKS. To Seller's Knowledge, there are no underground storage tanks at or under the Property.

      ( q ) ENVIRONMENTAL CONDITIONS. To Seller's Knowledge, there does not exist on the Property any environmental condition or matter which would require remediation or other corrective action pursuant to any Environmental Laws.

      (r) HAZARDOUS SUBSTANCES. To Seller's Knowledge, Seller has not used, treated, stored or disposed of any Hazardous Substances at the Property in violation of any Environmental Laws and no Hazardous Substances have been used, treated, stored or disposed of at the Property in violation of any Environmental Laws.

      SECTION 8.2 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller the following:

      (a) STATUS. Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware.

      (b) AUTHORITY. Purchaser has the full power and authority to execute and deliver this Agreement and perform its obligations hereunder and under all documents delivered pursuant to this Agreement. The execution and delivery of this Agreement and the performance of Purchaser's obligations hereunder have been or will be duly authorized by all necessary action on the part of Purchaser and this Agreement constitutes the legal, valid and binding obligation of Purchaser, subject to equitable principles and principles governing creditors' rights generally.

      (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organic documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.

      (d) CONSENTS. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.

                                   ARTICLE IX
                            CONDEMNATION AND CASUALTY

      SECTION 9.1 SIGNIFICANT CASUALTY. Subject to the provisions of this
Article IX, Seller shall bear the risk of all loss, destruction or damage to the Real Property and Improvements from any and all causes up to the Closing. If, prior to the Closing Date, all or any portion of the Real Property and Improvements is destroyed or damaged by fire or other casualty, Seller will promptly notify Purchaser of such casualty. If all or a Significant Portion of the Real Property and Improvements shall have been damaged, Purchaser will have the option to terminate this Agreement upon notice to Seller given not later than fifteen (15) days after receipt of Seller's notice. If this Agreement is terminated, the Earnest Money Deposit will be returned to Purchaser, Purchaser shall return the Purchaser's Information to Seller, and thereafter neither Seller nor Purchaser will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If Purchaser does not elect to terminate this Agreement, Seller will not be obligated to repair such damage or destruction but (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein, pursuant to an assignment agreement reasonably acceptable to Purchaser) payable with respect to such fire or other casualty and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive credit for any insurance deductible or co-pay amount. Purchaser's reasonable consent shall be required prior to Seller settling any loss with its insurance carrier.

      SECTION 9.2 CASUALTY OF LESS THAN A SIGNIFICANT PORTION. If less than a Significant Portion of the Real Property or the Improvements is damaged as aforesaid, then (a) the Closing will occur without abatement of the Purchase Price (except that Purchaser will receive a credit for any insurance deductible or co-pay amount), (b) Seller will not be obligated to repair such damage or destruction, and (c) Seller will credit to Purchaser at Closing an amount equal to (i) the reasonably estimated cost of repair of such casualty as, for purposes of this Section 9.2, made by a reputable general contractor in the Branchburg area who regularly performs the type of work required and is reasonably acceptable to Purchaser and (ii) the estimated amount of post-closing rental abatement as a result of such casualty as reasonably estimated by Seller and reasonably approved by Purchaser.

      SECTION 9.3 CONDEMNATION OF PROPERTY. If prior to Closing, there is a condemnation or sale in lieu of condemnation of all or any portion of the Real Property or the Improvements, Seller shall promptly notify Purchaser of such condemnation or sale. In the event of (a) a condemnation or sale in lieu of condemnation of all or a Significant Portion of the Real Property and the Improvements, (b) a condemnation or sale in lieu of condemnation of any portion of the Real Property or the Improvements that is not a Significant Portion of the Property but that causes the remainder of the Real Property and the Improvements to no longer be in compliance with applicable law ("grandfathering" as a pre-existing use or pre-existing structure constituting compliance for this purpose), (c) a condemnation or sale in lieu of condemnation of any portion of the Real Property that affects access to the Real Property or reduces the available parking within the Real Property, or (d) a condemnation or sale in lieu of condemnation of any portion of the buildings on the Real Property, prior to the Closing, Purchaser will have the option, by providing Seller written notice within fifteen (15) days after receipt of Seller's notice of such condemnation or sale, of terminating this Agreement and Purchaser's obligations under this Agreement. In the event Purchaser does not terminate this Agreement pursuant to the preceding sentence or is not entitled to terminate this Agreement pursuant to the preceding sentence, Seller will assign to Purchaser, pursuant to an assignment agreement reasonably acceptable to Purchaser and Seller, any and all claims for the proceeds of such condemnation or sale to the extent the same are applicable to the Real Property and the Improvements, and Purchaser will take title to the Property with the assignment of such proceeds and subject to such condemnation and without reduction of the Purchase Price. Should Purchaser elect to terminate Purchaser's obligations under this Agreement under the provisions of this Section 9.3, the Earnest Money Deposit will be returned to Purchaser, Purchaser shall return the Purchaser's Information to Seller, and neither Seller nor Purchaser will have any further obligation under this Agreement except for the Termination Surviving Obligations. Notwithstanding anything to the contrary herein, if any eminent domain or condemnation proceeding is instituted (or notice of same is given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement, and the taking does not materially affect the value or enjoyment of the Real Property and the Improvements for their current use or Purchaser's anticipated use, Purchaser will not be entitled to terminate this Agreement as to any part of the Property, but any award resulting therefrom will be assigned to Purchaser at Closing, pursuant to an assignment agreement reasonably acceptable to Purchaser and Seller, and will be the exclusive property of Purchaser upon Closing.

                                    ARTICLE X
                                     CLOSING

            SECTION 10.1 CLOSING. (a)The Closing of the sale of the Property by Seller to Purchaser will occur on or about the Closing Date through the escrow established with the Title Company. The Closing is intended to occur simultaneously with the Lease Surrender, and the parties agree to cooperate with each other to effect the simultaneous Closing of the transaction contemplated by this Agreement and the Lease Surrender. The parties shall endeavor to conduct Closing by depositing with the Title Company all closing documents prior to or on the Closing Date and shall endeavor to finalize all Proration Items (to the extent adjusted between Seller and Purchaser) and the Closing Statement no later than one (1) Business Day prior to Closing. Each party (or its counsel) shall deliver appropriate closing instructions to the Title Company with respect to implementing the provisions of this Article. At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.

      (b) Notwithstanding the foregoing, the parties acknowledge that Purchaser has made an application to the Branchburg Township Planning Board, seeking certain approval for site improvements and changes to the use of the Property (the "APPROVAL"), which Approval has been granted, subject to the statutory time under the New Jersey Municipal Land Use Law within which a legal action or appeal may be filed contesting the Approval. In the event a third party legal action or appeal is taken contesting such Approval, Purchaser may adjourn the Closing until the Outside Closing Date to have a final, unappealable decision rendered affirming the Approval. If Purchaser shall not have (x) received such final, unappealable decision affirming the Approval and proceeded to Closing on or before the Outside Closing Date, or (y) at Purchaser's option, proceeded to Closing on or before the Outside Closing Date without such final, unappealable decision, then unless the Outside Closing Date shall be extended by mutual agreement of the parties, either party may by written notice to the other party within five (5) Business Days thereafter elect to terminate this Agreement. Purchaser may void Seller's election to terminate by waiving the contingency for such final, unappealable decision in writing within five (5) days of receipt of Seller's termination notice and proceeding promptly to Closing. If termination is caused by Purchaser's inability to obtain necessary final, unappealable Approval from the municipality, then upon termination, the Earnest Money Deposit shall be returned to Purchaser, and neither party shall have any remaining obligations to the other under this Agreement, except for the Termination Surviving Obligations.

      (c) Purchaser shall notify Seller promptly if any third party appeal of the Approval is taken. Purchaser shall be permitted to defend an appeal at the sole cost of Purchaser and subject to (1) Purchaser providing prior written notice to Seller; (2) Purchaser keeping Seller informed of all issues with respect to the appeal; and (3) Purchaser defending, indemnifying and holding harmless the Seller as to any loss, cost, damage or claim (including reasonable attorney fees) arising out of or related to Purchaser's appeal. Notwithstanding anything to the contrary contained in this Section or this Agreement, in no event shall Seller be required to consent to nor shall Purchaser be permitted to defend or pursue an appeal beyond the Outside Closing Date, as same may be extended by mutual agreement of the parties.

      (d) Purchaser agrees and acknowledges that, within thirty (30) days of the conclusion of the expiration or earlier termination of this Agreement, Purchaser will, at its sole cost and responsibility, cause the full and final dismissal, removal or settlement of title record, if any, of such appeal action to the extent that same are within Purchaser's control, which provision shall survive expiration or termination of this Agreement.

      SECTION 10.2 PURCHASER'S CLOSING OBLIGATIONS. On or before the Closing Date, Purchaser, at its sole cost and expense, will deliver the following items in escrow with the Title Company pursuant to Section 3.3 for delivery to Seller at Closing as provided herein:

      (a) The Purchase Price, after all adjustments are made at the Closing as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.3;

      (b) Counterpart originals of the Acknowledgement of Lease Surrender and Lease, Surrender Agreement duly executed by Purchaser and Tenant.

      (c) Fully executed original of Release duly executed by Seller and Tenant;

      (d) Evidence reasonably satisfactory to Seller that the person executing any closing documents on behalf of Purchaser has full right, power and authority to do so;

      (e) Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement, including, without limitation, settlement instructions with Seller and Escrow Holder, in form and substance acceptable to Purchaser, Seller, and Escrow Holder and provided such documents do not increase Purchaser's obligations or liabilities beyond those otherwise created by this Agreement;

      (f) A counterpart original of the Closing Statement, duly executed by Purchaser; and

      (g) A certificate stating that all of its representations and warranties set forth in Sections 8.2 and 11.1 are true and correct in all material respects, duly executed by Purchaser in a counterpart form to EXHIBIT M.

      SECTION 10.3 SELLER'S CLOSING OBLIGATIONS. On or before the Closing Date, Seller, at its sole cost and expense, will deliver the following items (a), (b),
(c), (d), (e), (f), (g), (h), (l), (m), (n), (o), (p), (q) and (r) in escrow with the Title Company, and the following items (i), (j), and (k) to Purchaser at the Property:

      (a) A Bargain and Sale Deed with Covenant Against Grantor's Acts from Seller for the Real Property in proper statutory form for recordation in the form attached as EXHIBIT I (the "DEED");

      (b) A bill of sale for the Personal Property in the form attached hereto as EXHIBIT J, duly executed by Seller;

      (c) Evidence reasonably satisfactory to Purchaser and the Escrow Holder that the person executing the documents delivered by Seller pursuant to this
Section 10.3 on behalf of Seller has full right, power, and authority to do so;

      (d) A certificate in the form attached hereto as EXHIBIT L certifying that Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, as well as any form or other document required under applicable laws to be executed by Seller in connection with any transfer tax applicable to the transaction contemplated by this Agreement;

      (e) A counterpart original of the Closing Statement duly executed by Seller;

      (f) A certificate stating that all of the representations and warranties set forth in Sections, 7.3, 8.1 and 11.1 are true and correct in all material respects in the form attached hereto as EXHIBIT M, duly executed by Seller;

      (g) Intentionally deleted;

      (h) The Letter of Credit deposited by Tenant as the Tenant Deposit, which shall be returned by the Escrow Agent to Tenant, together with such executed statements of Landlord as shall be required to cancel the Letter of Credit. Notwithstanding the foregoing, Seller reserves the right to draw on the Letter of Credit prior to the Closing to the extent draw events are triggered prior to Closing in accordance with the terms of the Tenant Lease;

      (i) The Personal Property, if any;

      (j) All original Licenses and Permits in Seller's possession and control;

      (k) All keys, passes, lock combinations, pass cards, remote control access devices, security codes, computer software operating building systems, and other devices relating to the operation of the Improvements which are in Seller's possession and which Seller has the right to transfer;

      (l) Affidavit of Title in standard form;

      (m) A Form 1099 Information Statement as required by the Internal Revenue Code (to be supplied by Purchaser's title company);

      (n) The most recent tax bills for the Property;

      (o) Payoff letters or releases with respect to any mortgages or liens encumbering the Property;

      (p) A copy of any other documents required to be delivered by Seller under this Agreement if not theretofore delivered, to the extent any such documents are in Seller's possession;

      (q) If required by the Township to transfer title, a certificate of occupancy, continuing certificate of occupancy or building code approval for the Property, to be obtained at Seller's cost and expense; and

      (r) Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement, including, without limitation, documents required by the title company or settlement instructions with Purchaser and Escrow Holder, in form and substance acceptable to Purchaser, Seller and Escrow Holder and provided such documents do not increase Seller's obligation or liabilities beyond those otherwise created by this Agreement.

      SECTION 10.4 PRORATIONS.

      (a) Seller and Purchaser agree to adjust, as of the Closing Date, the following (collectively, the "PRORATION Items"): real estate taxes and assessments only. Seller will be charged or credited for the amounts of all of the Proration Items relating to the period up to and including the Closing Date, and Purchaser will be charged or credited for all of the Proration Items relating to the period after the Closing Date. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller using its reasonable business judgment and submitted to Purchaser for Purchaser's approval (which approval shall not be unreasonably withheld, delayed or conditioned) (the "CLOSING STATEMENT"). The Closing Statement, once agreed upon, shall be signed by Purchaser and Seller and delivered to the Title Company for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Purchaser to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Date, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser. No prorations will be made between Seller and Purchaser in respect of Rentals, operating costs, Billable Operating Costs or insurance premiums, and Seller's insurance policies will not be assigned to Purchaser. All adjustments other than the specified Proration Items shall be made by Seller, as landlord, and Tenant, as tenant, which adjustments shall be made in accordance with the Lease as if the Closing Date and Lease Surrender were the expiration date of the Lease. Final readings and final billings for utilities will be made as of the Closing Date, in which event no proration will be made at the Closing with respect to utility bills, otherwise, such prorations shall be made between Seller and Tenant, as aforesaid, for the period up to and including the Closing Date, and between Tenant and Purchaser for the period after the Closing Date. Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers. Purchaser will use reasonable efforts to give Seller ten (10) business days notice of the Closing Date to allow Seller adequate time to arrange for final readings and calculation of all prorations. The provisions of this Section 10.4 will survive the Closing for nine (9) months.

      (b) Purchaser will cause to be paid or turned over to Seller, in the form received by Purchaser, all Rentals, if any, received by Purchaser after Closing and attributable to the Tenant Lease for any period prior to the Closing Date. Purchaser will have no liability for the failure to collect any such amounts and will not be required to take any other legal action to enforce collection of any such amounts owed to Seller by the Tenant of the Property. After the Closing Date, Seller may collect Delinquent Rentals and billings described in Section 10.4(d) below from Tenant and take other legal non-possessory action to enforce collection of any such amounts, provided, however, in no event will Seller have the right to threaten termination of the Tenant Lease or institute any eviction or ejectment proceedings.

      (c) Seller, using its reasonable business judgment, will prepare, at least seven (7) days prior to the Closing Date, a reconciliation as of the Closing Date of the amounts of all billings and charges for Tenant's use of water & sewer, operating costs and tax escalations (collectively, "BILLABLE OPERATING COSTS") comparing actual electricity and operating costs escalations for the year-to-date until the Closing Date with Seller's actual collections of Billable Operating Costs that have actually been charged to Tenant for the calendar year in which Closing occurs and submit such reconciliation to Tenant for its approval. All adjustments of Billable Operating Costs shall be conducted by Seller and Tenant. In no event will Purchaser be responsible for any adjustment on account of Billable Operating Costs. If more amounts have been expended for Billable Operating Costs than have been billed to and collected from Tenant for Billable Operating Costs, Seller will seek to collect such difference from Tenant at Closing. If more amounts have been collected from Tenant for Billable Operating Costs than have been expended for Billable Operating Costs, Seller will remit to Tenant at Closing such excess collected amount. Purchaser and Seller agree that such proration of Billable Operating Costs at the Closing will fully relieve Purchaser from any responsibility to Tenant or Seller for such matters. In this regard, Seller will be solely responsible for (i) seeking collection from Tenant of the amount of any Billable Operating Costs not previously collected, and (ii) where appropriate, reimbursing Tenant for amounts attributable to Billable Operating Costs as may be necessary based on annual reconciliations for Billable Operating Costs for all calendar years including the calendar year in which Closing occurs. (The provisions of this subsection do not apply to Billable Operating Costs for the calendar year preceding the calendar year in which Closing occurs, the same being governed by Section 10.4(b) above.)

      (d) With respect to specific tenant billings for work orders, special items performed or provided at the request of Tenant, other specific services, and specific billings for Billable Operating Costs or other additional rents and amounts due which relate to the foregoing specific services rendered by Seller prior to the Closing Date, Seller may seek to collect same from Tenant in accordance with the Lease and Purchaser shall have no responsibility therefor.

      (e) Nothing contained in this Agreement shall obligate or be deemed to obligate Purchaser to pay or reimburse Seller for any Commissions, tenant improvement costs or other expenditures with respect to the existing Tenant Lease.

      SECTION 10.5 DELIVERY OF REAL PROPERTY. Upon completion of the Closing, Seller will deliver to Purchaser possession of the Real Property, subject to the Tenant Lease and the Permitted Exceptions.

      SECTION 10.6 COSTS OF TITLE COMPANY AND CLOSING COSTS. Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:

      (a) Purchaser will pay (i) all premiums and other costs for the Title Policy, including, but not limited to, any endorsements (except for those insuring over remaining Title Objections) or deletions, as provided for in
Section 6.2(b), (ii) all premiums and other costs for any mortgagee policy of title insurance, if any, including, but not limited to, any endorsements or deletions, (iii) all costs for any modification, update or recertification of the Existing Surveys which Purchaser elected to obtain, (iv) Purchaser's attorney's fees, (v) one-half of the Title Company's escrow fees, if any, and
(vi) all recording fees.

      (b) Seller will pay (i) the cost of any endorsements to the Title Policy that insure over remaining Title Objections pursuant to Section 6.2(b),if so agreed by Purchaser, (ii) one-half of the Title Company's escrow fees, if any,
(iii) all documentary transfer taxes and deed recordation taxes, and (iv) Seller's attorneys' fees.

      (c) Any other costs and expenses of Closing not provided for in this
Section 10.6 shall be allocated between Purchaser and Seller in accordance with the custom in Somerset County, New Jersey.

      (d) If the Closing does not occur for any reason whatsoever, the costs incurred through the date of termination will be borne by the party incurring same.

      SECTION 10.7 Intentionally Deleted.

                                   ARTICLE XI
                                    BROKERAGE

      SECTION 11.1 BROKER. Seller agrees to pay to Colliers Houston & Co. ("PURCHASER'S BROKER") a real estate commission at Closing (but only in the event of Closing in strict compliance with this Agreement) in an amount equal to Two Hundred Thousand and No/100 Dollars ($200,000.00) and such commission to Purchaser's Broker shall be reflected on the Closing Statement as a charge to be paid by the Seller. Purchaser represents that the payment of the commission by Seller to Purchaser's Broker will fully satisfy the obligations of Purchaser for the payment of a real estate commission to Purchaser's Broker in connection with this Agreement and the Closing. Other than as stated in this Section 11.1, Purchaser and Seller represent to the other that no real estate brokers, agents or finders' fees or commissions are due or will be due or arise in conjunction with the execution of this Agreement or consummation of this transaction by reason of the acts of such party, and Purchaser and Seller will indemnify and hereby agree to hold the other party harmless from any brokerage or finder's fee or commission claimed by any person asserting his entitlement thereto at the alleged instigation of the indemnifying party for or on account of this Agreement or the transactions contemplated hereby. The provisions of this
Article XI will survive any Closing or termination of this Agreement.

                                   ARTICLE XII
                                 CONFIDENTIALITY

      SECTION 12.1 CONFIDENTIALITY. Seller and Purchaser each expressly acknowledges and agrees that the transactions contemplated by this Agreement and the terms, conditions, and negotiations concerning the same will be held in the strictest confidence by each of them and will not be disclosed by either of them except to their respective legal counsel, accountants, consultants, advisors, officers, members, partners, directors, shareholders, investors, and lenders, and to the Title Company, Escrow Holder, and Broker, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder. Purchaser further acknowledges and agrees that, unless and until the Closing occurs and except as set forth in Section 5.2(b) and Article XII, all information obtained by Purchaser in connection with the Property will not be disclosed by Purchaser to any third persons without the prior written consent of Seller. Nothing contained in this Article XII will preclude or limit either party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Article XII in connection with that party's enforcement of its rights following a disagreement hereunder, or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein pursuant to an opinion of counsel. Notwithstanding the foregoing, Seller acknowledges that Purchaser is a publicly traded corporation, and as such,

Purchaser may disclose the transaction contemplated by this Agreement in public filings with governmental agencies, as required by law. The provisions of this
Section 12.1 will survive any termination of this Agreement.

      SECTION 12.2 PRESS RELEASES. Except as required by applicable law, (a) neither party shall issue any press release, take out any advertisement, or make any statement to the media with respect to this Agreement or the transactions contemplated by this Agreement, without the other party's consent, which consent may be given or withheld in such other party's reasonable discretion, (b) prior to Closing Purchaser shall not issue any press release, take out any advertisement, or make any statement to the media with respect to the Property, without Seller's consent, which consent may be given or withheld in Seller's sole discretion, and (c) following Closing Purchaser shall not issue any press release, take out any advertisement or make any statement to the media with respect to the Property if the same mentions Seller or any of Seller's parents, subsidiaries, affiliates or principals by name, acronym, abbreviation, trade name or service mark, without Seller's consent, which consent may be given or withheld in Seller's sole discretion. The provisions of this Section 12.2 will survive any Closing or any termination of this Agreement.

                                  ARTICLE XIII
                                    REMEDIES

      SECTION 13.1 DEFAULT BY SELLER. IN THE EVENT THE CLOSING AND THE TRANSACTIONS CONTEMPLATED HEREBY DO NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY DEFAULT OF SELLER, PURCHASER, AS PURCHASER'S SOLE AND EXCLUSIVE REMEDY, MAY ELECT BY NOTICE TO SELLER WITHIN TEN (10) BUSINESS DAYS FOLLOWING THE SCHEDULED CLOSING DATE, EITHER OF THE FOLLOWING: (A) TO TERMINATE THIS AGREEMENT, IN WHICH EVENT THE EARNEST MONEY DEPOSIT SHALL BE RETURNED TO PURCHASER, PURCHASER SHALL RETURN TO SELLER THE PURCHASER'S INFORMATION, SELLER SHALL REIMBURSE PURCHASER FOR THE ACTUAL THIRD PARTY OUT-OF-POCKET COSTS AND EXPENSES INCURRED BY PURCHASER IN CONNECTION WITH THIS AGREEMENT, PROVIDED, HOWEVER, SELLER SHALL HAVE NO OBLIGATION TO REIMBURSE PURCHASER FOR MORE THAN $25,000.00, AND THEREAFTER SELLER AND PURCHASER WILL HAVE NO FURTHER RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT EXCEPT WITH RESPECT TO THE TERMINATION SURVIVING OBLIGATIONS, OR
(B) TO SEEK TO ENFORCE SPECIFIC PERFORMANCE OF THIS AGREEMENT. FAILURE OF PURCHASER TO MAKE THE FOREGOING ELECTION WITHIN THE FOREGOING TEN (10) BUSINESS DAY PERIOD SHALL BE DEEMED AN ELECTION BY PURCHASER TO TERMINATE THIS AGREEMENT UNDER THE AFORESAID TERMS AND CONDITIONS THEREOF. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN WILL LIMIT PURCHASER'S REMEDIES AT LAW, IN EQUITY OR AS HEREIN PROVIDED IN THE EVENT OF A BREACH BY SELLER OF ANY OF THE CLOSING SURVIVING OBLIGATIONS OR THE TERMINATION SURVIVING OBLIGATIONS.

      SECTION 13.2 DEFAULT BY PURCHASER. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREIN DO NOT OCCUR AS PROVIDED HEREIN BY REASON OF ANY DEFAULT OF PURCHASER, PURCHASER AND SELLER AGREE IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE DAMAGES WHICH SELLER MAY SUFFER. PURCHASER AND SELLER HEREBY AGREE THAT (i) AN AMOUNT EQUAL TO THE EARNEST MONEY DEPOSIT IS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT SELLER WOULD SUFFER IN THE EVENT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY, AND (ii) SUCH AMOUNT WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR PURCHASER'S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY, AND WILL BE SELLER'S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY) FOR ANY DEFAULT OF PURCHASER RESULTING IN THE FAILURE OF CONSUMMATION OF THE CLOSING, WHEREUPON THIS AGREEMENT WILL TERMINATE, PURCHASER SHALL RETURN TO SELLER THE PURCHASER'S INFORMATION, AND SELLER AND PURCHASER WILL HAVE NO FURTHER RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT WITH RESPECT TO THE TERMINATION SURVIVING OBLIGATIONS. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN WILL LIMIT SELLER'S REMEDIES AT LAW, IN EQUITY OR AS HEREIN PROVIDED IN THE EVENT OF A BREACH BY PURCHASER OF ANY OF THE CLOSING SURVIVING OBLIGATIONS OR THE TERMINATION SURVIVING OBLIGATIONS.

                                   ARTICLE XIV
                                     NOTICES

      SECTION 14.1 NOTICES. All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, or (b) professional expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, or (d) facsimile transmission with a second copy sent by any of the foregoing methods, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address or in the manner provided herein, or, in the case of facsimile transmission, upon receipt. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

To Purchaser:       ImClone Systems Incorporated
                    180 Varick Street
                    New York, NY 10014
                    Attn: John B. Landes, Esquire
                    Fax: (212) 645-2054

with a copy to:     ImClone Systems Incorporated
                    22 Chubb Way
                    Somerville, NJ 08876

                    Attn: Mr. Paul Goldstein
                    Fax: (908) 218-7764

with a copy to:     Wolff & Samson, P.A.
                    5 Becker Farm Road
                    Roseland, NJ 07068
                    Attn: Jeffrey M. Gussoff, Esquire
                    Fax: (973) 436-4426

To Seller:          c/o The Gale Company, LLC
                    200 Campus Drive
                    Suite 200
                    Florham Park, New Jersey  07932
                    Attn: Messrs. Stephen J. Cusma and
                          Christopher F. Sameth
                    Fax: (973) 301-9501

with a copy to:     c/o The Morgan Stanley Real Estate Fund II, L.P.
                    1585 Broadway
                    New York, New York  10036
                    Attn: Mr. John Buza
                    Fax: (212) 761-3288

with copy to:       c/o Paine Webber Inc.
                    1285 Avenue of the Americas
                    38th Floor
                    New York, New York  10019
                    Attn: Mr. Kevin D. Cox
                    Fax: (212) 713-7949

                                   ARTICLE XV
                          ASSIGNMENT AND BINDING EFFECT

      SECTION 15.1 ASSIGNMENT; BINDING EFFECT. Purchaser will not have the right to assign this Agreement without Seller's prior written consent, which consent shall not be unreasonably withheld or delayed. Purchaser and Seller may each assign its rights under this Agreement to an Affiliate of such assigning party without the consent of the non-assigning party, provided that any such assignment does not relieve the assigning party of its obligations hereunder. This Agreement will be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement.

                                   ARTICLE XVI
          LIMITED SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

      SECTION 16.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Seller set forth in Sections 7.3, 8.1 and 11.1, together with Seller's liability for any breach before Closing of any of Seller's interim operating covenants under Section 7.1, will survive the Closing for a period of twelve (12) months. Purchaser will not have any right to bring any action against Seller as a result of any untruth or inaccuracy of such representations and warranties, or any such breach, unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy, or any such breach, exceeds $25,000, and then only to the extent of such excess. In addition, in no event will Seller's liability for all such breaches exceed, in the aggregate $400,000. Notwithstanding the foregoing, Seller's liability for a breach of Section 8.1(b) shall be valued at an aggregate amount up to a maximum of the Purchase Price. Seller shall have no liability with respect to any of Seller's representations, warranties and covenants herein if, prior to the Closing, Purchaser has actual knowledge of any breach of a covenant of Seller herein, or Purchaser obtains actual knowledge (from whatever source, including, without limitation, as a result of Purchaser's due diligence tests, investigations and inspections of the Property, or written disclosure by Seller or Seller's agents and employees) that contradicts any of Seller's representations and warranties herein, and Purchaser nevertheless consummates the transaction contemplated by this Agreement. The Closing Surviving Obligations will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Deed and other Closing documents delivered at the Closing.

      SECTION 16.2 NOTICE OF BREACH; SELLER'S RIGHT TO CURE. If at or prior to the Closing, Purchaser obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Purchaser shall give Seller written notice (the "PURCHASER REPRESENTATION NOTICE") thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). Purchaser's actual knowledge shall be the actual knowledge of Paul Goldstein. If at or prior to the Closing, Seller obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Seller shall give Purchaser written notice (the "SELLER REPRESENTATION NOTICE") thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed thirty
(30) days) for the purpose of such cure by giving a written notice (a "CURE NOTICE") to Purchaser promptly upon receipt of the Purchaser Representation Notice or concurrently with the giving of a Seller Representation Notice, as applicable. If Seller does not timely give a Cure Notice or does give a Cure Notice but is unable to so cure any such misrepresentation or breach identified in a Seller Representation Notice or a Purchaser Representation Notice, then Purchaser, as its sole remedy for any and all such materially untrue, inaccurate or incorrect representations or warranties, shall elect either (a) to waive such misrepresentations or breaches of representations and warranties and consummate the purchase and sale of the Property as contemplated hereby without any reduction of or credit against the Purchase Price, or (b) to terminate this Agreement by written notice given to Seller on or before the Closing Date, in which event this Agreement shall be terminated, Purchaser shall receive the Earnest Money Deposit, Purchaser shall return to Seller the Purchaser's Information, Seller shall reimburse Purchaser for its actual third party out-of-pocket costs incurred in connection with this Agreement, provided, however, in no event shall Seller have any obligation to reimburse Purchaser for an amount in excess of $25,000.00, and thereafter neither party shall have any further rights or obligations hereunder except to the extent of the Termination Surviving Obligations.

                                  ARTICLE XVII
                                  MISCELLANEOUS

      SECTION 17.1 WAIVERS. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.

      SECTION 17.2 RECOVERY OF CERTAIN FEES. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover of and from the other party all reasonable attorneys' fees and costs resulting therefrom. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the reasonable fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 17.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

      SECTION 17.3 CONSTRUCTION. Headings at the beginning of each article and Section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.

      SECTION 17.4 COUNTERPARTS. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.

      SECTION 17.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 17.6 ENTIRE AGREEMENT. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.

      SECTION 17.7 GOVERNING LAW. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.

      SECTION 17.8 NO RECORDING. The parties hereto agree that neither this Agreement nor any memorandum concerning it will be recorded. Nothing herein, however, shall be deemed to prohibit the filing of a standard Notice of Settlement in connection with this transaction.

      SECTION 17.9 FURTHER ACTIONS. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

      SECTION 17.10 NO OTHER INDUCEMENTS. The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

      SECTION 17.11 NO PARTNERSHIP. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of seller and purchaser with respect to the Property to be conveyed as contemplated hereby.

      SECTION 17.12 LIMITATIONS ON BENEFITS. It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Seller or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Broker) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.

                 [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

                         [SIGNATURES BEGIN ON NEXT PAGE

      IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement to be effective as of the date first above written.

PURCHASER:              IMCLONE SYSTEMS INCORPORATED,
                        a Delaware corporation

                        By: /S/ John B. Landes
                           ---------------------------------
                        Name: John B. Landes
                        Its: Senior Vice President, Legal


SELLER:                 4/33 BUILDING ASSOCIATES, L.P.
                        a New Jersey limited partnership
                        By: Scott Princeton Associates, L.P., a general partner
                            By: Scott Princeton PW/MS LLC, its sole
                                general partner

                                By: /S/ Joseph Adamo
                                   ----------------------------------
                                Name: Joseph Adamo
                                Its:  Authorized Person


                        By: Independence/Chubb Associates, L.P.
                            a general partner
                            By: Independence Chubb/PW/MS LLC, its sole
                                general partner

                                By: /S/ Joseph Adamo
                                   ----------------------------------
                                Name: Joseph Adamo
                                Its: Authorized Person

EXHIBITS

A -- Real Property Description
B -- Excluded Personal Property
C -- Service Contracts
D -- Escrow Instructions
E -- Intentionally Deleted
F -- Intentionally Deleted
G -- List of Known Suits, Actions and Proceedings
H -- Tenant List
I -- Form of Bargain and Sale Deed with Covenants Against Grantor's Acts J -- Form of Bill of Sale
K -- Intentionally Deleted
L -- Nonforeign Certificate -FIRPTA
M -- Form of Certificate of Reaffirmation of Representations

                                    EXHIBIT A

                     LEGAL DESCRIPTION OF THE REAL PROPERTY

All that certain Lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Township of Branchburg, County of Somerset, State of New Jersey:

BEING known as lot 5 block 68 F on "Amended Final Map Branchburg Township Somerset County New Jersey" filed January 3, 1983 as Map No. 1997.

Being more particularly described as follows:

BEGINNING at a point in the southerly sideline of Chubb Way said point being distant 1,380.74 feet southeasterly from the intersection of the said southerly sideline of Chubb Way with the easterly sideline of U.S. Route 202 and from said beginning point, running

(1) Along the southerly sideline of Chubb Way in a northerly direction on a curve to the left having a radius of 530.00 feet, an arc distance of 163.55 feet to a point of tangence; thence

(2) Continuing along same North 64 degrees 59 minutes 00 seconds East, a distance of 188.14 feet to a point; thence

(3) South 25 degrees 01 minutes 00 seconds East, a distance of 916.05 feet to a point; thence

(4) South 65 degrees 30 minutes 00 seconds West, a distance of 25.07 feet to an angel point; thence

(5) South 84 degrees 00 minutes 00 seconds West, a distance of 92.40 feet to an angle point; thence

(6) North 66 degrees 45 minutes 00 seconds West, a distance of 77.20 feet to an angle point; thence

(7) South 63 degrees 18 minutes 59 seconds West, a distance of 144.53 feet to an angle point; thence

(8) South 69 degrees 43 minutes 00 seconds West, a distance of 45.04 feet to a point; thence

(9) North 24 degrees 44 minutes 39 seconds West, a distance of 853.65 feet to a point of BEGINNING.

Also known as Lot 5, Block 68.06, Tax Map of the Township of Branchburg, County of Somerset.

                                    EXHIBIT B
                       LIST OF EXCLUDED PERSONAL PROPERTY

      Any personal property owned or leased by Tenant and/or by the property manager NOTE: Per property manager, there is no personal property at 33 Chubb Way.

                                    EXHIBIT C
                                SERVICE CONTRACTS

--------------------------------------------------------------------------------------------------------
 VENDOR/CONTRACT            SERVICE                      PERIOD                     CANCELLATION
--------------------------------------------------------------------------------------------------------
ESSI                 Fire panel monitoring and    Semi-annual and Emergency     Thirty days prior notice
                     emergency on call
--------------------------------------------------------------------------------------------------------
Shauger              Parking lot sweeping         Twice Yearly                  Thirty days prior notice
--------------------------------------------------------------------------------------------------------
Dubrows              Landscaping                  Varies by season              Thirty days prior notice
--------------------------------------------------------------------------------------------------------

                                    EXHIBIT D
                                ESCROW AGREEMENT

                             ________________, 2002

GENERAL LAND ABSTRACT COMPANY
One Gateway Center, Suite 2503
Newark, New Jersey 07102
Attention:  Gregory Kowalski

                Subject: 33 Chubb Avenue, Branchburg, New Jersey

Gentlemen and Mesdames:

      ImClone Systems Incorporated, a Delaware corporation ("PURCHASER") and 4/33 Building Associates, L.P. ("SELLER") have entered into that certain Agreement of Sale and Purchase dated _____________, 2002 (the "PURCHASE AGREEMENT").

      Purchaser and Seller have selected General Land Abstract Company ("ESCROW HOLDER") to hold, in escrow, the Earnest Money Deposit required under Section
4.1 of the Purchase Agreement. The purpose of this letter agreement (this "LETTER") is to prescribe the specific instructions governing Escrow Holder's obligations with respect to the Earnest Money Deposit.

      Pursuant to the foregoing, the parties hereto agree as follows:

      1. Seller and Purchaser hereby engage Escrow Holder to hold the Earnest Money Deposit and Escrow Holder hereby accepts such engagement. Escrow Holder agrees to hold in escrow all funds comprising the Earnest Money Deposit. The Earnest Money Deposit shall be invested in a federally-insured interest bearing account at a federally insured bank or such other investment as may be reasonably approved by Purchaser and Seller, pursuant to the instructions contained in the form attached hereto. All interest earned on the Earnest Money Deposit shall accrue to the benefit of the party to whom the Earnest Money Deposit is delivered in accordance with the terms of the Purchase Agreement.

      2. If at any time Escrow Holder receives a certificate of either Seller or Purchaser (the "CERTIFYING PARTY") stating that (a) the Certifying Party is entitled to receive the Earnest Money Deposit pursuant to the terms of the Purchase Agreement and a copy of the certificate was sent as provided herein to the other party (the "OTHER PARTY") prior to or contemporaneously with the giving of such certificate to Escrow Holder, then, unless Escrow Holder receives contrary instructions from the Other Party within five (5) business days after Escrow Holder's receipt of said certificate, Escrow Holder, no sooner than five
(5) business days after its receipt of said certificate, will deliver the Earnest Money Deposit to the Certifying Party, and thereupon Escrow Holder will be discharged and released from any and all liability hereunder. If Escrow Holder receives contrary instructions from the Other Party within five (5) business days following Escrow Holder's receipt of said certificate, Escrow Holder will not so deliver the

Earnest Money Deposit, but will, at its option, either (x) continue to hold the same pursuant hereto pending the joint written instructions of the parties or an order of a court of competent jurisdiction with respect to the disbursement thereof, or (y) commence an interpleader action a court of competent jurisdiction by giving Seller and Purchaser notice thereof and depositing the Earnest Money Deposit with the applicable court, whereupon Escrow Holder may resign as Escrow Holder. Notwithstanding the foregoing provisions to the contrary, if Purchaser terminates the Purchase Agreement pursuant to Section 5.4 or Section 6.2 of the Purchase Agreement, then Escrow Holder, upon unilateral written instructions of Purchaser delivered in accordance with Section 6 below and received in accordance with the time conditions, if any, contained in the Purchase Agreement and regardless of any conflicting written instructions that Escrow Holder may receive from Seller, shall immediately return the Deposit to or as directed by Purchaser.

      3. In the event that (a) closing occurs under the Purchase Agreement then immediately after Closing, or (b) Escrow Holder receives a written statement executed by the Purchaser and the Seller, at any time, stating that Purchaser is excused from performing under the Purchase Agreement, then, within two (2) business days thereafter, Escrow Holder shall deliver the Earnest Money Deposit to Purchaser to the extent the Earnest Money Deposit has not been applied to the Purchase Price in accordance with the written instructions of Purchaser and Seller.

      4. Escrow Holder shall receive no compensation for its service performed pursuant to this Letter except for (a) such expense or cost charged for investments by the bank or institution holding the Earnest Money Deposit, which expenses or costs shall be shared equally by Seller and Purchaser, and (b) reasonable attorneys' fees or costs incurred as a result of any dispute between Seller and Purchaser, which fees or costs will be reimbursed by the party whose non-performance or default gave rise to the dispute.

      5. Escrow Holder shall not be liable for any damage, liability or loss arising out of or in connection with the services rendered by Escrow Holder pursuant to the Purchase Agreement or this Letter, except for any damage, liability, or loss resulting from the willful or grossly negligent misconduct of Escrow Holder or any of its employees. Escrow Holder shall be entitled to rely, and shall not be subject to any liability acting in reliance, upon any writing furnished to Escrow Holder by either Seller or Purchaser, and Escrow Holder shall be entitled to treat as genuine and as the document it purports to be, any letter, paper, or other document furnished to Escrow Holder in connection with this Letter. Escrow Holder may rely on any affidavit of either Seller or Purchaser or any other person with respect to the existence of any facts stated therein to be known to the affiant.

      6. All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, or (b) professional expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, or (d) facsimile transmission with a second copy sent by any of the foregoing methods, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address or in the manner provided herein, or, in the case of facsimile transmission, upon receipt. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Letter will be as follows:

To Purchaser:               ImClone Systems Incorporated
                            180 Varick Street
                            New York, NY 10014
                            Attn: John B. Landes, Esquire
                            Fax: (212) 645-2054

         with a copy to:    ImClone Systems Incorporated
                            22 Chubb Way
                            Somerville, NJ 08876
                            Attn: Mr. Paul Goldstein
                            Fax: (908) 218-7764

         with a copy to:    Wolff & Samson, P.A.
                            5 Becker Farm Road
                            Roseland, NJ 07068
                            Attn: Jeffrey M. Gussoff, Esquire
                            Fax: (973) 436-4426

To Seller:                  c/o The Gale Company, LLC
                            200 Campus Drive
                            Suite 200
                            Florham Park, New Jersey  07932
                            Attn: Messrs. Stephen J. Cusma and
                                  Christopher F. Sameth
                            Fax: (973) 301-9501

         with copy to:      c/o The Morgan Stanley Real Estate Fund II, L.P.
                            1585 Broadway
                            New York, New York  10036
                            Attn: Mr. John Buza
                            Fax: (212) 761-3288

         with copy to:      c/o Paine Webber Inc.
                            1285 Avenue of the Americas
                            38th Floor
                            New York, New York  10019
                            Attn: Mr. Kevin D. Cox
                            Fax: (212) 713-7949

         To Escrow Holder:  General Land Abstract Company
                            One Gateway Center, Suite 2503
                            Newark, New Jersey 07102
                            Attn: Gregory Kowalski
                            Fax: (973) 621-7488

      7. The instructions contained in this Letter shall not be modified, amended, or altered in any way except by a writing (which may be in counterpart copies) signed by both Seller and Purchaser (or by their respective counsel) and acknowledged by Escrow Holder.

      8. Purchaser and Seller reserve the right, at any time and from time to time, by mutual agreement, to substitute a new Escrow Holder in place of Escrow Holder.

      9. This Letter is intended solely to supplement and implement the provisions of the Purchase Agreement and is not intended to modify, amend, or vary any of the rights or obligations of Purchaser or Seller under the Purchase Agreement.

           [The remainder of this page is intentionally left blank.]

            IN WITNESS WHEREOF, this Letter is executed as of the day and year first above written.

                          PURCHASER:

                          IMCLONE SYSTEMS INCORPORATED,
                          a  Delaware corporation

                          By:  ___________________________________
                          Name:
                          Its:


                          SELLER:

                          4/33 BUILDING ASSOCIATES, L.P.
                          a New Jersey limited partnership
                          By:Scott Princeton Associates L.P., a general partner
                             By: Scott Princeton PW/MS LLC, its general partner

                                 By:________________________________
                                 Name: Joseph Adamo
                                 Its: Authorized Person


                          By:Independence/Chubb Associates, L.P.
                             a general partner
                             By: Independence Chubb/PW/MS LLC, its sole
                                 general partner

                                 By: ______________________
                                 Name: Joseph Adamo
                                 Its Authorized Person


                          ESCROW HOLDER:

                          GENERAL LAND ABSTRACT COMPANY

                          By: _________________________________
                          Name:
                          Its:

                                    EXHIBIT E
                              INTENTIONALLY DELETED

                                    EXHIBIT F

                              INTENTIONALLY DELETED

                                    EXHIBIT G
                                LIST OF LAWSUITS

NONE

                                    EXHIBIT H
                                 LIST OF TENANTS

Office Interiors, Inc. d/b/a Dancker, Sellew & Douglas

                                    EXHIBIT I

                                                           Prepared By:

                                                       _________________________
                                                       Stephen J. Cusma, Esquire

                                      DEED

This Deed is made on          , 2002.

      BETWEEN

4/33 BUILDING ASSOCIATES, L.P., a New Jersey limited partnership, having an office c/o Gale & Wentworth, LLC, 200 Campus Drive, Suite 200, Florham Park, NJ 07932, referred to as the "GRANTOR"

      AND

IMCLONE SYSTEMS INCORPORATED, a Delaware corporation, having an office at 180 Varick Street, New York, NY 10014, referred to as the "GRANTEE".

      TRANSFER OF OWNERSHIP. The Grantor grants and conveys (transfers ownership of) the property described below to the Grantee. This transfer is made for the sum of Three Million Nine Hundred Eighty-Five Thousand and 00/100 Dollars ($3,985,000.00). The Grantor acknowledges receipt of this money.

      TAX MAP REFERENCE. (N.J.S.A. 46:15-2.1) Township of Branchburg, Block
68.06 Lot 5.

PROPERTY. The property consists of the land and the building and improvements on the land in the Township of Branchburg, County of Somerset and State of New Jersey. The legal description is attached hereto as Schedule A.

(See Schedule A attached hereto and incorporated herein).

Being the same Property conveyed to Grantor herein by Deed from Bellemead Development Corporation, a Delaware corporation dated September 1, 1988, recorded October 6, 1988 in Deed Book 1703 Page 810.

Commonly known as 33 Chubb Way, Branchburg, NJ.

Subject to easements, restrictions and agreements of record, and such state of facts as an accurate survey may disclose

      PROMISES GRANTOR. The Grantor promises that except for easements, restrictions and agreements of record, Grantor has done no act to encumber the Property. This promise is called a "covenant as to grantor's acts" (N.J.S.A. 46:4-6). This promise means that the Grantor has not allowed anyone else to obtain any legal rights which affect the property (such as by making a mortgage or allowing a judgment to be entered against the Grantor).

      SIGNATURES. The Grantor signs this Deed as of the date at the top of the first page.

WITNESS:                   GRANTOR:
                           4/33 BUILDING ASSOCIATES, L.P., A NEW JERSEY
                           LIMITED PARTNERSHIP
_____________________      BY: SCOTT PRINCETON ASSOCIATES, L.P., A NEW JERSEY
                               LIMITED PARTNERSHIP, A GENERAL PARTNER
                               BY: SCOTT PRINCETON PW/MS LLC, A NEW JERSEY
                                   LIMITED LIABILITY COMPANY, ITS SOLE GENERAL
                                   PARTNER

                                  BY: _________________________________________
                                            JOSEPH ADAMO, AUTHORIZED PERSON

                           BY: INDEPENDENCE/CHUBB ASSOCIATES, L.P., A NEW JERSEY
                               LIMITED PARTNERSHIP, A GENERAL PARTNER
                               BY: INDEPENDENCE CHUBB/PW/MS LLC, A NEW JERSEY
                                   LIMITED LIABILITY COMPANY, ITS SOLE GENERAL
                                   PARTNER

                                   BY: _________________________________________
                                            JOSEPH ADAMO, AUTHORIZED PERSON

STATE OF NEW JERSEY   )
                      )SS.:
COUNTY OF MORRIS      )

      I CERTIFY that on , 2002, Joseph Adamo personally came before me and this person acknowledged under oath, to my satisfaction, that:

      (a) this person is the Authorized Person for (i) Scott Princeton PW/MS LLC, the sole general partner of Scott Princeton Associates, L.P., and (ii) Independence Chubb/PW/MS LLC, the sole general partner of Independence/Chubb Associates, L.P.. Scott Princeton Associates, L.P. and Independence/Chubb Associates, L.P. are the general partners of 4/33 Building Associates, L.P., the limited partnership named in this Deed as the Grantor;

      (b) this Deed was signed and delivered by the Grantor as its voluntary act duly authorized by a proper consent of its general partners;

      (c)   this person signed this proof to attest to the truth of these facts;
            and

      (d) the full and actual consideration paid or to be paid for the combined transfer of title is $3,985,000.00 (such consideration is defined in N.J.S.A. 46:15-5).

                    Signed and sworn to before me on              , 2002.

                    _____________________________________________________

                                      DEED

                         DATED:                       , 2002

                     4/33 Building Associates, L.P., Grantor

                                       TO

                      ImClone Systems Incorporated, Grantee







Record and return to:
Wolff & Samson, P.A.
5 Becker Farm Road
Roseland, NJ 07068
Attn: Jeffrey M. Gussoff, Esquire

                                    EXHIBIT J
                                  BILL OF SALE

IN CONSIDERATION of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid to 4/33 Building Associates, L.P., a New Jersey limited partnership ("SELLER"), the receipt of which is hereby acknowledged, Seller does hereby GRANT, CONVEY AND WARRANT to ImClone Systems Incorporated, a Delaware corporation ("PURCHASER"), all of Seller's right, title, and interest in and to all equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property, if any, attached to, located in and used exclusively in connection with the ownership or operation of (i) the real property legally described on Exhibit A attached hereto and made a part hereof (the "REAL PROPERTY") and (ii) all buildings, structures, fixtures, parking areas and improvements located on the Real Property (the "IMPROVEMENTS"), but specifically excluding items of personal property owned by lawful tenants of the Improvements or of the Real Property and further excluding any items of personal property owned by third parties and leased to Seller (the "PERSONAL PROPERTY").

TO HAVE AND TO HOLD the Personal Property unto Purchaser and Purchaser's successors and assigns, forever.

Seller has executed this Bill of Sale and BARGAINED, SOLD, TRANSFERRED, CONVEYED and ASSIGNED the Personal Property and Purchaser has accepted this Bill of Sale and purchased the Personal Property "AS IS AND WHEREVER LOCATED," WITH ALL FAULTS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, EXCEPT AS EXPRESSLY SET FORTH IN THIS BILL OF SALE OR IN THE AGREEMENT OF SALE AND PURCHASE BETWEEN SELLER AND PURCHASER DATED AS OF MARCH 1, 2002, AS IT MAY HAVE BEEN AMENDED TO DATE (the "PURCHASE AGREEMENT") AND THE WARRANTIES SET FORTH HEREIN, IT BEING THE INTENTION OF SELLER AND PURCHASER TO EXPRESSLY NEGATE AND EXCLUDE ALL OTHER WARRANTIES WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN WITH RESPECT TO THE PERSONAL PROPERTY, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS NOW OR HEREAFTER IN EFFECT IN THE STATE IN WHICH THE PERSONAL PROPERTY IS LOCATED, OR CONTAINED IN OR CREATED BY ANY OTHER LAW.

EXECUTED to be effective as of the ________ day of _____________ 2002.

                                                 SELLER:

                     4/33 BUILDING ASSOCIATES, L.P., A NEW JERSEY
                     LIMITED PARTNERSHIP
                     BY: SCOTT PRINCETON ASSOCIATES, L.P., A NEW JERSEY
                         LIMITED PARTNERSHIP, A GENERAL PARTNER
                         BY: SCOTT PRINCETON PW/MS LLC, A NEW JERSEY
                             LIMITED LIABILITY COMPANY, ITS SOLE GENERAL PARTNER

                             BY:________________________________________________
                                         JOSEPH ADAMO, AUTHORIZED PERSON


                     BY: INDEPENDENCE/CHUBB ASSOCIATES, L.P. , A NEW JERSEY
                         LIMITED PARTNERSHIP, A GENERAL PARTNER
                         BY: INDEPENDENCE CHUBB/PW/MS LLC, A NEW
                             JERSEY LIMITED LIABILITY COMPANY, ITS SOLE
                             GENERAL PARTNER

                             BY:________________________________________________
                                         JOSEPH ADAMO, AUTHORIZED PERSON

                                    EXHIBIT K
                              INTENTIONALLY DELETED

                                    EXHIBIT L
                        NON-FOREIGN ENTITY CERTIFICATION

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by the transferor, 4/33 Building Associates, L.P., a New Jersey limited partnership ("4/33"), the undersigned hereby certifies the following:

      1. 4/33 is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

      2. 4/33's U.S. employer identification number is 22-2948461; and

      3. 4/33's office address is:

         c/o The Gale Company, LLC
         200 Campus Drive, Suite 200
         Florham Park, New Jersey 07932

         4/33 understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment, or both.

      Under penalties of perjury the undersigned declares that he has examined this certification and that to the best of his knowledge and belief it is true, correct and complete, and the undersigned further declares that he has the authority to sign this document on behalf of the transferor.

                                   TRANSFEROR:

                         4/33 BUILDING ASSOCIATES, L.P., A NEW JERSEY
                         LIMITED PARTNERSHIP
                         By: Scott Princeton Associates, L.P., a general partner
                             By: Scott Princeton PW/MS LLC,
                                 its sole general partner

                                 BY:____________________________________________
                                 JOSEPH ADAMO, AUTHORIZED PERSON


                         By: Independence/Chubb Associates, L.P.
                             a general partner
                             By: Independence Chubb/PW/MS LLC, its sole
                                 general partner

                                 BY:____________________________________________
                                 JOSEPH ADAMO, AUTHORIZED PERSON

                                    EXHIBIT M
                                   CERTIFICATE

      This Certificate (this "CERTIFICATE") is made pursuant to the terms and conditions of that certain Agreement of Sale and Purchase, as it may have been amended to date (the "AGREEMENT") dated as of ___________, 2002 by and among 4/33 Building Associates, L.P., a New Jersey limited partnership (the "SELLER"), and ImClone Systems Incorporated, a Delaware corporation (the "PURCHASER").

      [For Seller's Certificate] In consideration of the purchase of the Property (as defined in the Agreement) by the Purchaser from the Seller pursuant to the Agreement, the Seller certifies that all of the representations and warranties made by the Seller in Sections 7.3, 8.1 and 11.1 of the Agreement are true and correct in all material respects as of the date hereof except as may be set forth on any schedule attached hereto.

      [For Purchaser's Certificate] In consideration of the sale of the Property (as defined in the Agreement) by the Seller to the Purchaser pursuant to the Agreement, the Purchaser certifies that all of the representations and warranties made by the Purchaser in Section 8.2 and 11.1 of the Agreement are true and correct in all material respects as of the date hereof except as may be set forth on any schedule attached hereto.

      IN WITNESS WHEREOF, the Seller has executed this Certificate as of _______________, 2002.


                                               _________________________________


                                               By:  ____________________________
                                               Name:
                                               Its:  Authorized Representative